Exhibit 99.1

Epizyme Announces Board of Director Appointments to Support Continued Evolution and Growth

CAMBRIDGE, Mass., Sept. 4, 2019 — Epizyme, Inc. (Nasdaq: EPZM), a late-stage biopharmaceutical company developing novel epigenetic therapies, today announced the appointments of experienced commercial executive, Grant Bogle, and research and development executive, Victoria Richon, Ph.D., to the company’s board of directors. In conjunction with the new appointments, Beth Seidenberg, M.D., who has served on the company’s board of directors since its founding in 2007, will step down from her position.

“I am thrilled to welcome Grant and Vicky to our board as we work to execute our Vision 2020, which includes bringing tazemetostat to market for both solid tumors and hematologic malignancies and advancing three new programs into clinical development,” said Robert Bazemore, president and chief executive officer of Epizyme. “Grant’s commercial expertise will be invaluable as we finalize our plans to launch tazemetostat, and Vicky’s past experience as head of biology at Epizyme, along with her extensive drug discovery background, will be critical as we expand our internal pipeline. I also want to sincerely thank Beth for her many years of dedication and support. We have built a very strong team, and I believe we stand well-positioned to achieve our mission of rewriting treatment for patients with cancer and other serious diseases.”

“Epizyme has made impressive progress since its founding, and I am proud to have supported and contributed to its evolution to this point,” said Dr. Seidenberg. “The company has been successful in bringing forward multiple, novel epigenetic programs, including the progression of tazemetostat to its late-stage status for multiple difficult-to-treat cancers, and in advancing a number of additional programs in its internal and partnered pipelines. I believe the company has an incredible future ahead and look forward to watching its continued growth and success.”

Mr. Bogle has more than 35 years of sales and marketing experience, and spent the last third of his career running or supporting oncology-focused commercial organizations. Since 2015, he has served as senior vice president and chief commercial officer of TESARO, where he oversaw the build-up of the US commercial organization and led the launch of two products, including ZEJULA® (niraparib) for ovarian cancer in the US. Prior to TESARO, Mr. Bogle served as senior vice president of pharmaceutical and biotech solutions at McKesson Specialty Health (formerly US Oncology), where he led numerous businesses that supported oncology-focused companies to engage, educate and support oncologists and patients to access and appropriately utilize their medications. These businesses included data and informatics, health economics and outcomes research, reimbursement hub services and the US Oncology clinical research business units. Before that, he was senior vice president of sales and marketing at Millennium Pharmaceuticals, leading the commercialization of VELCADE® (bortezomib). Earlier in his career, Mr. Bogle held various senior commercial roles with Viacell, Inc., Roche Pharmaceuticals, Knoll Pharmaceuticals and DuPont Pharmaceuticals. He began his career at American Critical Care, a division of American Hospital Supply Corporation. Mr. Bogle holds a B.A. in economics from Dartmouth College and an MBA from Columbia University’s Columbia School of Business.

Dr. Richon brings extensive research and development experience to help support the future growth of Epizyme’s product pipeline, including having served as vice president of biological sciences at Epizyme from 2008 to 2012. During that time she played a key role in bringing forward two first-in-class agents from initiation of discovery to clinical trials, including tazemetostat. Dr. Richon currently serves as the president and chief executive officer of Ribon Therapeutics, Inc., a clinical-stage biotechnology company focused on the discovery and development of first-in-class therapeutics targeting novel enzyme families activated under cellular stress conditions. Prior to Ribon, she was vice president, global head of discovery and early development at Sanofi Oncology in Cambridge, Mass., where she was responsible for overseeing the discovery research and translational medicine of drug candidates emerging from Sanofi’s drug discovery oncology projects. Before her tenure at Epizyme, she was senior director and department head of cancer biology and therapeutics at Merck & Co., Inc., and before that, was a co-founder at Aton Pharma, Inc. Dr. Richon began her scientific career as a postdoctoral fellow in the Department of Cell Biology at Memorial Sloan-Kettering Cancer Center and is an author on more than 100 peer-reviewed publications. She received her B.A. in chemistry from the University of Vermont and her Ph.D. in biochemistry from the University of Nebraska Medical Center Eppley Institute for Research in Cancer and Allied Diseases.

About Epizyme, Inc.

Epizyme, Inc. is a late-stage biopharmaceutical company committed to rewriting treatment for cancer and other serious diseases through novel epigenetic medicines. Epizyme is broadly developing its lead product candidate, tazemetostat, an oral, first-in-class EZH2 inhibitor, with studies underway in both solid tumors and hematological malignancies, as a monotherapy and combination therapy in relapsed and front-line disease. The company also is developing a novel G9a program with its next development candidate, EZM8266, which is targeting sickle cell disease. By focusing on the genetic drivers of disease, Epizyme’s science seeks to match targeted medicines with the patients who need them. For more information, visit www.epizyme.com.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; whether results from clinical studies will warrant meetings with regulatory authorities, submissions for regulatory approval or review by governmental authorities under the accelerated approval process; whether Fast Track Designation and Orphan Drug Designations will provide the benefits for which tazemetostat is eligible; expectations for regulatory approvals, including accelerated approval, to conduct trials or to market products; whether the company’s cash resources will be sufficient to fund the company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the company’s therapeutic candidates; and other factors discussed in the “Risk Factors” section of the company’s most recent Form 10-Q filed with the SEC and in the company’s other filings from time to time with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date hereof and should not be relied upon as representing the company’s views as of any date subsequent to the date hereof. The company anticipates that subsequent events and developments will cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so.

Contacts

Media:

Media:

Erin Graves, Epizyme, Inc.

media@epizyme.com

(617) 500-0615

Investors:

Chelcie Lister, THRUST Strategic Communications

chelcie@thrustsc.com

(910) 777-3049